UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2015, the Board of Directors (the “Board”) of Sarepta Therapeutics, Inc. (the “Company”) approved the adoption of an amendment to the Amended and Restated 2011 Equity Incentive Plan (the “Restated Plan”), subject to stockholder approval, to increase the number of authorized shares that can be awarded to our employees, consultants and advisors under the Restated Plan by 1,700,000 shares to 6,236,903 shares, plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 514,161 shares. As announced in the Company’s Current Report on Form 8-K filed on June 3, 2015, at the 2015 Annual Meeting on June 2, 2015, the Company’s stockholders approved the amendment to the Restated Plan. A copy of the amendment to the Restated Plan is filed as exhibit 10.1 to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 13, 2015, the Board approved the adoption of and declared advisable to the Company and its stockholders, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of common stock, from 50,000,000 to 99,000,000 shares with a par value of $0.0001 per share. As announced in the Company’s Current Report on Form 8-K filed on June 29, 2015, at the 2015 Annual Meeting, which was reconvened on June 23, 2015, the Company’s stockholders approved this amendment to the Restated Certificate. The amendment became effective on June 30, 2015. A copy of the amendment to the Restated Certificate is filed as exhibit 3.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this report.

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Certificate of Incorporation of Sarepta Therapeutics, Inc.

10.1	Amendment to the Amended and Restated Sarepta Therapeutics, Inc. 2011 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Edward Kaye
Edward Kaye Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

Date: June 30, 2015